EXHIBIT 99.1

Global Systems Dynamics, Inc.’s Provides Update on Nasdaq Compliance Status and Process

HOUSTON, January 3, 2024 -- Global System Dynamics, Inc. (Nasdaq: GSD, GSDWW, GSDWU) (“GSD” or the “Company”) today provided an update regarding the status of its compliance with Nasdaq’s continued listed standards and anticipated next steps to maintain its listing on The Nasdaq Capital Market (“Nasdaq” or the “Exchange”).

Pursuant to a letter dated January 2, 2024, Nasdaq Hearings Panel (the “Staff”) granted GSD’s request to continue its listing on Nasdaq, subject to the Company filing its response to the Securities and Exchange Commission (the “SEC”) comments received on the Company’s Form S-4, by or before January 19, 2024. The Staff also requires GSD to complete its business combination with DarkPulse, Inc (OTC: DPLS) on or before April 1, 2024. The Company and its legal team are working diligently to meet the deadline.

Rick Iler, CFO of GSD, stated, “We are very excited to report that we have been granted a conditional extension to accomplish our business combination by Nasdaq by April 1, 2024. We will continue to work diligently to meet the stipulations of the Staff. Once completed, we remain confident that this transaction will create significant shareholder value.”

As previously disclosed by the Company, on April 5, 2023, Nasdaq notified the Company that it no longer complied with the market value of listed securities requirement pursuant to Nasdaq Listing Rule 5550(b)(2). In accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until October 2, 2023, to regain compliance. On October 4, 2023, Nasdaq notified the Company that it had determined to delist the Company’s securities as it did not comply with the requirements for continued listing on the Nasdaq Capital Market. A hearing on the matter was held on December 7, 2023. Based on the information presented, the Staff has granted the Company’s request for an exception through April 1, 2024 to regain compliance with the continued listing requirements, conditioned upon the Company’s achievement of certain milestones included in the plan of compliance previously submitted to Nasdaq.

If the Company fails to evidence compliance upon filing its amended registration statement on Form S-4 with the SEC by the stipulated date, the Company may be subject to delisting. In the event the Company does not satisfy certain additional terms, the Staff will provide written notification that its securities will be delisted. There can be no assurance that despite Company’s completion of its compliance plan, Nasdaq will grant it an extension for its continued listing on the Nasdaq.

About Global System Dynamics, Inc.

GSD is a newly organized blank check company incorporated in January 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

In December 2022, GSD entered into a business combination agreement with DarkPulse, Inc., a Delaware corporation, the material terms of which are included in GSD’s filings with the Securities and Exchange Commission. The business combination is expected to be consummated upon completion of closing conditions which include, among other things, the approval of the transaction by DarkPulse’s stockholders, satisfaction of the conditions stated in the definitive business combination agreement and other customary closing conditions, including that the Securities and Exchange Commission completes its review of the proxy statement/prospectus relating to the transaction, the receipt of certain regulatory approvals, and the approval by The Nasdaq Stock Market to list the securities of the combined company.

For more information, visit www.gsd.xyz

Safe Harbor Statement

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of GSD or DarkPulse’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of GSD and/or DarkPulse. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the amount of redemption requests made by GSD’s public shareholders; NASDAQ’s approval of GSD’s initial listing application; changes in the assumptions underlying DarkPulse’s expectations regarding its future business; the effects of competition on DarkPulse’s future business; and the outcome of judicial proceedings to which DarkPulse is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that DarkPulse and GSD presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. DarkPulse and GSD anticipate that subsequent events and developments will cause these assessments to change. However, while DarkPulse and/or GSD may elect to update these forward-looking statements at some point in the future, each of DarkPulse and GSD specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing DarkPulse’s or GSD (or their respective affiliates’) assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact

Global System Dynamics, Inc.
(740) 229-0829

Company Profile

Global System Dynamics, Inc.

Headquarters: Houston, Texas, USA

Website: https://gsd.xyz/